UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 200 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 4, 2008, David R. Demers resigned from our board of directors, creating a vacancy.  Mr. Demers was serving on our audit committee and nominating and governance committee at the time of his resignation.  Mr. Demers did not advise us of any disagreement on any matter relating to our operations, policies or practices.

(d)           On April 4, 2008, our board of directors, upon the recommendation of our nominating and governance committee, appointed Vincent C. Taormina to fill the vacancy on our board of directors created by the resignation of Mr. Demers.  Concurrently with such appointment, Mr. Taormina was also appointed to serve on our audit committee and our nominating and governance committee, replacing Mr. Demers in such positions.  The board of directors has determined that Mr. Taormina qualifies as independent under the independence standards set forth in Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934.

Mr. Taormina, 52, is the former Chief Executive Officer of Taormina Industries, Inc., one of California’s largest solid waste and recycling companies.  In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice-President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served as a consultant to Republic Services and operates his own investment company.  Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

There are no arrangements or understandings between Mr. Taormina and any other persons pursuant to which Mr. Taormina was selected as a director, no transactions between our company and Mr. Taormina which require disclosure under Item 404(a) of Regulation S-K, and no compensatory plan, contract or arrangement to which Mr. Taormina is a party or in which he participates that was entered into in connection with his appointment to our board of directors.

Item 7.01.              Regulation FD.

On April 7, 2008, we issued a press release announcing the resignation of Mr. Demers from our board of directors and the appointment of Mr. Taormina to our board of directors. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

99.1	Press release dated April 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2008	Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
		Name:	Richard R. Wheeler
		Title:	Chief Financial Officer